EXHIBIT 10.2
EXECUTION VERSION

ADMINISTRATIVE SERVICES AGREEMENT
among
PIONEER SOUTHWEST ENERGY PARTNERS L.P.,
PIONEER NATURAL RESOURCES GP LLC,
PIONEER SOUTHWEST ENERGY PARTNERS USA LLC,
and
PIONEER NATURAL RESOURCES USA, INC.
dated effective as of
May 6, 2008

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

Section 1.1 Definitions	1
Section 1.2 Construction	4

ARTICLE II
RETENTION OF PIONEER USA; SCOPE OF SERVICES

Section 2.1 Retention of Pioneer USA	4
Section 2.2 Scope of Services	5
Section 2.3 Exclusion of Services	5
Section 2.4 Performance of Services by Affiliates and Third Parties	5
Section 2.5 Intellectual Property	5
Section 2.6 Appointment of Independent Accounting Firm and Independent Petroleum Engineer	5

ARTICLE III
BOOKS, RECORDS AND REPORTING

Section 3.1 Books and Records	5
Section 3.2 Audits	6
Section 3.3 Reports	6

ARTICLE IV
PAYMENT AMOUNT

Section 4.1 Administrative Fee	6
Section 4.2 Direct Costs	7
Section 4.3 COPAS Fee	7
Section 4.4 Payment Terms	8
Section 4.5 Disputed Charges	8
Section 4.6 Set Off	8
Section 4.7 Pioneer USA’s Employees	8
Section 4.8 Approval of Expenses	9

ARTICLE V
FORCE MAJEURE

Section 5.1 Force Majeure	9

ARTICLE VI
ASSIGNMENTS AND SUBCONTRACTS

Section 6.1 Assignments	9
Section 6.2 Other Requirements	10

ARTICLE VII
TERMINATION

Section 7.1 Termination.	10
Section 7.2 Effect of Termination	10

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ADMINISTRATIVE SERVICES AGREEMENT
     THIS ADMINISTRATIVE SERVICES AGREEMENT is entered into on, and effective as of May 6, 2008, among Pioneer Natural Resources GP LLC, a Delaware limited liability company (the “General Partner”), Pioneer Southwest Energy Partners L.P., a Delaware limited partnership (the “Partnership”), Pioneer Southwest Energy Partners USA LLC, a Texas limited liability company (the “Operating Company”), and Pioneer Natural Resources USA, Inc., a Delaware corporation (“Pioneer USA,” and collectively with the General Partner, the Partnership and the Operating Company, the “Parties” and each, a “Party”).
RECITALS
     A. The Partnership is the owner, directly or indirectly, of interests in the Business (as hereinafter defined);
     B. The Partnership Entities (as hereinafter defined) require certain services to operate the Business and to fulfill other general and administrative functions relating to the Business; and
     C. The Partnership Entities desire that Pioneer USA provide such services, and Pioneer USA is willing to undertake such engagement, subject to the terms and conditions of this Agreement;
     NOW, THEREFORE, the General Partner, the Partnership, the Operating Company and Pioneer USA agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
     “AAA” is defined in Section 9.17.
     “Administrative Fee” is defined in Section 4.1.
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.
     “Agreement” means this Administrative Services Agreement, as it may be amended, modified or supplemented from time to time in accordance with the terms hereof.
     “Bbl” means a standard barrel containing 42 United States gallons.
     “BOE” means a barrel of oil equivalent and is a standard convention used to express oil and gas volumes on a comparable oil equivalent basis. Gas equivalents are determined under the relative energy content method by using the ratio of 6.0 Mcf of gas to 1.0 Bbl of oil or natural gas liquid.
     “Business” means the business of the Partnership Entities.
     “Cause” has the meaning given such term in the Partnership Agreement.
     “Change of Control” means, and shall be deemed to have occurred upon, one or more of the following events: (i) any transaction resulting in the Partnership (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof) ceasing to be an Affiliate of Pioneer (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof); (ii) the limited partners of the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of the Partnership; (iii) the sale or other disposition by either the General Partner or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the General Partner or an Affiliate of the General Partner; or (iv) a transaction resulting in a Person other than Pioneer (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof) or an Affiliate thereof being the general partner of the Partnership (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof).
     “Common Unit” has the meaning given such term in the Partnership Agreement.
     “Conflicts Committee” has the meaning given such term in the Partnership Agreement.
     “COPAS” means the Council of Petroleum Accountants Societies.
     “Damages” is defined in Section 8.1.
     “Default Rate” means an interest rate (which shall in no event be higher than the rate permitted by applicable Legal Requirement) equal to the prime interest rate of the Partnership’s principal lender or if there is no such lender, the prime rate of Bank of America, N.A. Any interest to be charged in this Agreement shall be calculated based upon a 365 day calendar year.
     “Direct Costs” is defined in Section 4.2.
     “Dispute” is defined in Section 9.17.
     “Effective Date” means May 1, 2008 at 7:00 a.m., Central Time.
     “Force Majeure” means any cause beyond the reasonable control of a Party, including the following causes (unless they are in such Party’s reasonable control): acts of God, strikes, lockouts, acts of the public enemy, wars or warlike action (whether actual or impending), arrests and other restraints of government (civil or military), blockades, embargoes, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, sabotage, tornadoes, named tropical storms and hurricanes, floods, civil disturbances, terrorism, mechanical breakdown of machinery or equipment, explosions, confiscation or seizure by any government or other public authority and any Order.

     “G&A Services” means the services set forth on Schedule I hereto.
     “Governmental Authorization” means any approval, consent, license, permit, registration, variance, exemption, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement that is necessary for the construction, ownership and operation of the Business in accordance with applicable Legal Requirements.
     “Governmental Body” means any:
     (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;
     (b) federal, state, local, municipal, foreign, or other government;
     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);
     (d) multi-national organization or body; or
     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
     “Interest” is defined in Section 4.1(c).
     “Legal Requirement” means any federal, state, local, municipal, foreign, international, or multinational law, Order, constitution, ordinance, or rule, including rules of common law, regulation, statute, treaty, or other legally enforceable directive or requirement.
     “Mcf” means one thousand cubic feet and is a measure of natural gas volume.
     “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.
     “Parties” is defined in the introductory paragraph.
     “Partnership” is defined in the introductory paragraph.
     “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof, as such agreement is in effect on the date hereof, to which reference is hereby made for all purposes of this Agreement. An amendment or modification to the Partnership Agreement subsequent to the date hereof shall be given effect for the purposes of this Agreement only if it has received the approval of the Conflicts Committee that would be required, if any, pursuant to Section 9.11 hereof if such amendment or modification were an amendment or modification of this Agreement.

     “Partnership Entities” means the General Partner, the Partnership, the Operating Company and all of their respective Subsidiaries.
     “Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.
     “Pioneer” means Pioneer Natural Resources Company, a Delaware corporation.
     “Pioneer Indemnified Party” means Pioneer, each Affiliate of Pioneer (excluding any of the Partnership Entities) and each of Pioneer’s and each such Affiliate’s controlling persons, directors, officers, employees, agents and permitted assigns.
     “Rules” is defined in Section 9.17.
     “Services” is defined in Section 2.2.
     “Subsidiary” has the meaning given such term in the Partnership Agreement.
     “Voting Securities” means securities of any class of a Person entitling the holders thereof to vote in the election of, or to appoint, members of the board of directors or other similar governing body of the Person and, with respect to the Partnership, means Common Units.
     “VPP” means each of the volumetric production payment agreements pursuant to which Pioneer USA has sold or will sell proved reserves and which require or will require the delivery by Pioneer USA of specified quantities of oil and gas.
     Other terms defined herein have the meanings so given them.
     Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) the terms “include”, “includes”, “including” and words of like import shall be deemed to be followed by the words “without limitation”; (e) the terms “hereof,” “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; and (f) references to money refer to legal currency of the United States of America. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.
ARTICLE II
RETENTION OF PIONEER USA; SCOPE OF SERVICES
     Section 2.1 Retention of Pioneer USA. The Partnership hereby engages Pioneer USA to perform the Services, as directed by the General Partner, and to provide all personnel and any facilities, goods and equipment not otherwise provided by the Partnership Entities necessary to perform the Services. Pioneer USA hereby accepts such engagement and agrees to perform the Services requested by the General Partner and to provide any personnel, facilities, goods and equipment not otherwise provided by the Partnership Entities, and to provide all employees as may be reasonable and necessary to perform the Services.
     Section 2.2 Scope of Services. The “Services” shall consist of such general and administrative services the General Partner determines may be reasonable and necessary to operate the Business, including any G&A Services. Pioneer USA hereby covenants and agrees that the Services will be performed in accordance with (i) applicable material Governmental Authorizations and Legal Requirements and (ii) industry standards.
     Section 2.3 Exclusion of Services. The General Partner may temporarily or permanently exclude any particular service from the scope of the Services upon ninety (90) days’ prior notice to Pioneer USA. With respect to any such excluded Services, the Parties agree to negotiate in good faith to determine if a reduction in the Administrative Fee is appropriate under the circumstances. If, within 60 days after excluding a Service, the Parties have not agreed upon the amount of the reduction in the Administrative Fee, if any, the Parties may submit such dispute to arbitration in accordance with the provisions of Section 9.17.
     Section 2.4 Performance of Services by Affiliates and Third Parties. The Parties hereby agree that in discharging its obligations hereunder, Pioneer USA may engage any of its Affiliates or any qualified third party to perform the Services (or any part of the Services) on its behalf and that the performance of the Services (or any part of the Services) by any such Affiliate or third party shall be treated as if Pioneer USA performed such Services itself. Notwithstanding the foregoing, nothing contained herein shall relieve Pioneer USA of its obligations hereunder.
     Section 2.5 Intellectual Property. The Partnership Entities hereby grant to Pioneer USA and its Affiliates an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use, during the term of this Agreement, any intellectual property provided by the Partnership Entities to Pioneer USA or its Affiliates, but only to the extent such use is necessary for the performance of the Services. Pioneer USA agrees that it and its Affiliates will utilize such intellectual property solely in connection with the performance of the Services.
     Section 2.6 Appointment of Independent Accounting Firm and Independent Petroleum Engineer. Notwithstanding anything to the contrary in this Agreement, the Parties hereby acknowledge and agree that the General Partner shall have the exclusive authority to appoint an independent registered public accounting firm to audit the financial statements of the Partnership and an independent petroleum engineer to provide reports to the Partnership relating to estimates of proved reserves for Securities and Exchange Commission and other reporting purposes. Such independent registered public accounting firm or independent petroleum engineer may also be the independent registered public accounting firm or independent petroleum engineer retained by Pioneer to perform the same or other services for Pioneer.
ARTICLE III
BOOKS, RECORDS AND REPORTING
     Section 3.1 Books and Records. Pioneer USA shall maintain accurate books and records regarding the performance of the Services and its calculation of the Administrative Fee and any Direct Costs, and shall maintain such books and records for the period required by applicable accounting practices or Legal Requirement.
     Section 3.2 Audits. The Partnership shall have the right, upon reasonable notice, and at all reasonable times during usual business hours, to audit, examine and make copies of the books and records referred to in Section 3.1. Such right may be exercised through any agent or employee of the Partnership Entities designated in writing by it or by an independent public accountant, engineer, attorney or other agent so designated. The Partnership shall bear all costs and expenses incurred in any inspection, examination or audit. Pioneer USA shall review and respond in a timely manner to any claims or inquiries made by the Partnership regarding matters revealed by any such inspection, examination or audit.
     Section 3.3 Reports. Pioneer USA shall prepare and deliver to the Partnership any reports provided for in this Agreement and such other reports as the Partnership may reasonably request from time to time regarding the performance of the Services.
ARTICLE IV
PAYMENT AMOUNT
     Section 4.1 Administrative Fee.
(a)	The Partnership shall on a quarterly basis reimburse Pioneer USA and its Affiliates for their costs in providing the Services (the “Administrative Fee”), pursuant to any methodology determined in accordance with this Section 4.1. Initially and until changed as provided in this Section 4.1, the Administrative Fee will be based on a methodology of determining the Partnership Entities’ share, on a per BOE basis, of certain of the general and administrative costs incurred by Pioneer USA and its Affiliates (excluding the Partnership Entities). Under this initial methodology, the per BOE cost for Services during any period will be determined by dividing (i) the aggregate general and administrative costs, determined in accordance with U.S. generally accepted accounting principles, of Pioneer USA and its Affiliates (excluding the Partnership Entities) for their onshore and offshore operations in the United States during such period, excluding such costs directly attributable to Pioneer USA’s and its Affiliates’ Alaska operations, by (ii) the sum of (x) the United States production during such period of Pioneer USA and its Affiliates (including the production of the Partnership Entities) for their onshore and offshore operations in the United States during such period, excluding any production attributable to Pioneer USA’s and its Affiliates’ Alaska operations, plus (y) the volumes delivered under all VPPs during such period. The Administrative Fee will then be determined by multiplying the per BOE costs by the total production (including volumes, if any, delivered by the Partnership Entities pursuant to volumetric production payment agreements) of the Partnership Entities during such period. The Administrative Fee may be based on amounts estimated by Pioneer USA if actual amounts are not available as determined by Pioneer USA. The

Administrative Fee for the quarter containing the Effective Date shall equal the Administrative Fee that would have been payable for the full quarter had the Partnership’s initial public offering of common units representing limited partner interests been consummated on the first day of such quarter multiplied by a fraction the numerator of which is equal to the number of days from the Effective Date until the end of such quarter and the denominator of which is equal to the number of days in such quarter.

(b)	From time to time, Pioneer USA may propose changes to the methodology of calculating the Administrative Fee. Any change in the methodology of calculation will take effect when the General Partner, on behalf of the Partnership Entities, consents to such change. The consent of the General Partner will not be unreasonably withheld, delayed or conditioned, so long as the methodology proposed reasonably reimburses Pioneer USA and its Affiliates for their costs in providing the Services.

(c)	On an annual basis, Pioneer USA will review the Administrative Fee for the previous 12-month period. The first review will be with respect to the 12-month period ending December 31, 2008. The purpose of the review of the previous 12-month period shall be to compare the actual general and administrative cost and production amounts to any estimated general and administrative cost and production amounts used pursuant to Section 4.1(a) in calculating the Administrative Fee for the previous 12-month period in order to determine if the Partnership was overcharged or undercharged. Any such overcharged or undercharged amounts will bear interest at the Default Rate (the “Interest”) beginning from and including the date the Administrative Fee was originally paid for such quarter in which the Partnership was overcharged or undercharged and ending on and excluding the date the Administrative Fee reflecting such overcharged or undercharged amounts and the Interest (as provided in the next sentence) is paid by the Partnership. Any overcharged or undercharged amounts as well as the Interest will be reflected as a decrease or increase, as the case may be, to the Administrative Fee for the then current fiscal quarter.
     Section 4.2 Direct Costs. The Partnership shall be responsible for paying all third party expenses that the Partnership incurs in connection with services provided by third parties to the Partnership (“Direct Costs”), and the Partnership shall reimburse Pioneer USA and its Affiliates with respect to any Direct Costs paid by any of them.
     Section 4.3 COPAS Fee. Pioneer USA shall be entitled to retain any COPAS overhead charges associated with drilling and operating wells billed in accordance with operating agreements to the extent that it is the operator of such wells. The Partnership Entities will pay their proportionate share of all expenses that are directly chargeable to wells in which they own an interest pursuant to the terms of the applicable operating agreements.

     Section 4.4 Payment Terms.
(a)	Pioneer USA shall invoice the Partnership within twenty-five (25) days after the close of each quarter for the actual or estimated amount of the Administrative Fee, plus or minus any adjustments necessary to correct any prior estimated billings to actual amounts due. Subject to Section 4.5, all invoices shall be due and payable in immediately available funds within fifteen (15) days after receipt of each invoice. Upon the request of the Partnership, Pioneer USA shall furnish a reasonable detail of the calculation of the Administrative Fee during any quarter. Pioneer USA has the right to charge the Partnership interest on all past due invoices at the Default Rate.

(b)	The Partnership shall reimburse Pioneer USA or its Affiliates, within five (5) days after receipt of an invoice and related support, for Direct Costs incurred by Pioneer USA and its Affiliates. Pioneer USA has the right to charge the Partnership interest on all past due invoices at the Default Rate.
     Section 4.5 Disputed Charges. THE PARTNERSHIP MAY, WITHIN 120 DAYS AFTER RECEIPT OF A CHARGE FROM PIONEER USA, TAKE WRITTEN EXCEPTION TO SUCH CHARGE, ON THE GROUND THAT THE CHARGE WAS NOT A CORRECT CALCULATION OF THE ADMINISTRATIVE FEE AND/OR A REASONABLE COST INCURRED BY PIONEER USA OR ITS AFFILIATES IN CONNECTION WITH THE SERVICES. THE PARTNERSHIP SHALL NEVERTHELESS PAY PIONEER USA IN FULL WHEN DUE THE FULL ADMINISTRATIVE FEE AND ANY DIRECT COSTS CHARGED TO PIONEER USA. SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF THE PARTNERSHIP TO RECOUP ANY CONTESTED PORTION OF ANY AMOUNT SO PAID. HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED PURSUANT TO THE TERMS OF THIS AGREEMENT NOT TO BE A CORRECT CALCULATION OF THE ADMINISTRATIVE FEE AND/OR A REASONABLE COST INCURRED BY PIONEER USA OR ITS AFFILIATES IN CONNECTION WITH ITS PROVIDING THE SERVICES HEREUNDER, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY PIONEER USA TO THE PARTNERSHIP TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE DURING THE PERIOD FROM THE DATE OF PAYMENT BY THE PARTNERSHIP TO THE DATE OF REFUND BY PIONEER USA.
     Section 4.6 Set Off. In the event that Pioneer USA owes the Partnership a sum certain in an uncontested amount under any other agreement, then any such amounts may be aggregated and the Partnership and Pioneer USA may discharge their obligations by netting those amounts against any amounts owed by the Partnership to Pioneer USA under this Agreement. If the Partnership or Pioneer USA owes the other party a greater aggregate amount, that Party may pay to the other Party the difference between the amounts owed.
     Section 4.7 Pioneer USA’s Employees. The Partnership shall not be obligated to pay to Pioneer USA’s or its Affiliates’ employees directly any compensation, salaries, wages,

bonuses, benefits, social security taxes, workers’ compensation insurance, retirement and insurance benefits, training and other such expenses; provided, however, that any Partnership Entity may, at its option, compensate such employees under one or more equity-based incentive compensation plans for the provision of Services hereunder and the Partnership will reimburse such Partnership Entity for the cost incurred for such compensation.
     Section 4.8 Approval of Expenses. Pioneer USA acknowledges that the Audit Committee of the Board of Directors of the General Partner, or if there is no Audit Committee, the entire Board of Directors of the General Partner, may at any time review the Administrative Fee, any Direct Costs and the levels of Services and, as a result, may direct the Partnership to decrease the level of Services or to dispute a prior invoice pursuant to Section 4.5. In addition to the information Pioneer USA is obligated to provide pursuant to Section 4.4(a), Pioneer USA shall provide such other information as reasonably necessary to determine the veracity or appropriateness of any Administrative Fee or Direct Costs hereunder.
ARTICLE V
FORCE MAJEURE
     Section 5.1 Force Majeure. A Party’s obligation under this Agreement shall be excused when and to the extent its performance of that obligation is prevented due to Force Majeure; provided, however, that a Party shall not be excused by Force Majeure from any obligation to pay money. The Party that is prevented from performing its obligation by reason of Force Majeure shall promptly notify the other Parties of that fact and shall exercise due diligence to end its inability to perform as promptly as practicable. Notwithstanding the foregoing, a Party is not required to settle any strike, lockout or other labor dispute in which it may be involved; provided, however, that, in the event of a strike, lockout or other labor dispute affecting Pioneer USA, Pioneer USA shall use reasonable efforts to continue to perform all obligations hereunder by utilizing its management personnel and that of its Affiliates.
ARTICLE VI
ASSIGNMENTS AND SUBCONTRACTS
     Section 6.1 Assignments.
(a)	Without the prior consent of Pioneer USA, none of the Partnership or the other members or the Partnership Entities may sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person.

(b)	Without the prior consent of the Partnership, Pioneer USA may not sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person, other than the delegation of performance of Services to an Affiliate of Pioneer USA or a qualified third party as permitted by Section 2.4 and the sale, assignment, transfer or conveyance of its rights hereunder to any such Affiliate.

(c)	Notwithstanding the foregoing, a merger of a Party shall not be deemed to be an assignment or transfer of its rights or a delegation of its obligations under this Agreement. Furthermore, the transfer of all or substantially all of the assets of a Party shall not be deemed an assignment or transfer of its rights or a delegation of its obligations under this Agreement if the assignee assumes all of the obligations under this Agreement.
     Section 6.2 Other Requirements. Subject to the other provisions hereof, all materials and workmanship used or provided in performing the Services shall be in accordance with applicable specifications and standards.
ARTICLE VII
TERMINATION
     Section 7.1 Termination.
          (a) Notwithstanding any other provision of this Agreement, if the General Partner is removed as general partner of the Partnership under circumstances where Cause does not exist and Common Units held by the General Partner and its Affiliates are not voted in favor of such removal, this Agreement may immediately thereupon be terminated by Pioneer USA. This Agreement may also be terminated immediately by any Party upon a Change of Control. Any termination under this Section 7.1(a) shall become effective immediately upon delivery of notice thereof.
          (b) In addition to Section 7.1(a), either Party may terminate this Agreement at any time by giving notice of such termination to the other Party. Any termination under this Section 7.1(b) shall become effective ninety (90) days after delivery of such notice, or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by the terminating Party.
     Section 7.2 Effect of Termination. If this Agreement is terminated in accordance with Section 7.1(a) or 7.1(b), all rights and obligations under this Agreement shall cease except for (a) obligations that expressly survive termination of this Agreement, (b) liabilities and obligations that have accrued prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination, (c) the obligation to pay any portion of the Administrative Fee, any Direct Costs or amounts payable under Section 4.7 that have accrued prior to such termination, even if such amounts have not become due and payable at that time, and (d) Articles VIII and IX of this Agreement, which shall survive any termination of this Agreement.
ARTICLE VIII
LIMITATION OF LIABILITY; INDEMNIFICATION
     Section 8.1 Limitation of Liability. No Pioneer Indemnified Party shall have any liability to the Partnership Entities for any losses, damages, claims, demands, causes of action, judgments, settlements, fines, penalties, injury, liability, cost or expense, including court costs and reasonable attorney’s fees and expert fees and expenses (“Damages”), arising out of or relating in any way to this Agreement, whether such Damages arise on account of the furnishing of Services hereunder, the failure to furnish Services hereunder, or otherwise, and whether or not such Damages were caused by the negligence or gross negligence of such Pioneer Indemnified Party, including such Pioneer Indemnified Party’s sole negligence or sole gross negligence and whether sounding in contract, tort, statute or otherwise; provided, however, that the foregoing limitation shall not apply to Damages caused by a Pioneer Indemnified Party if there has been a final decision pursuant to the terms of this Agreement determining that such Pioneer Indemnified Party acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the conduct was unlawful.
     Section 8.2 Partnership’s Indemnity. The Partnership agrees to indemnify, defend and hold harmless each Pioneer Indemnified Party from and against any and all Damages arising out of or relating in any way to this Agreement, whether such Damages arise on account of the furnishing of Services hereunder, the failure to furnish Services hereunder, or otherwise, and whether or not such Damages were caused by the negligence or gross negligence of any Pioneer Indemnified Party, including the Pioneer Indemnified Party’s sole negligence or sole gross negligence; provided, however, that the foregoing indemnification shall not apply to Damages caused by a Pioneer Indemnified Party if there has been a final decision determining that such Pioneer Indemnified Party acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the conduct was unlawful.
     Section 8.3 Limitation of Damages. Notwithstanding anything to the contrary contained herein or at law and in equity, in no event shall any Pioneer Indemnified Party be liable for exemplary, punitive, indirect, consequential, remote, speculative, treble, multiple or special damages (including damages for loss of business profits, business interruption or any other loss) arising from or relating in any way to any claim made under this Agreement or regarding the provision of or the failure to provide Services, even if any Pioneer Indemnified Party had been advised or was aware of the possibility of such damages; provided, however, that any exemplary, punitive, indirect, consequential, remote, speculative, treble, multiple or special damages recovered by a third party (including a Governmental Body, but excluding any Affiliate of any Party) against a party entitled to indemnity pursuant to this Article VIII shall be included in the Damages recoverable under such indemnity.
     Section 8.4 Affiliate; Third Parties. If Pioneer USA uses the personnel of its Affiliates to provide Services, Pioneer USA, and not such personnel or such Affiliates, shall be responsible for the acts and omissions of such personnel to the extent provided in this Agreement; provided, however, that Pioneer USA will not be responsible unless it has been determined by a final decision pursuant to the terms of this Agreement that such personnel acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the conduct was unlawful.

ARTICLE IX
GENERAL PROVISIONS
     Section 9.1 Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.
     Section 9.2 Notice. All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made to the attention of such Party at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 9.2.
5205 N. O’Connor Blvd., Suite 200
Irving, Texas 75039
Phone: (972) 444-9001
Fax: (972) 969-3587
Attention: General Counsel
     Section 9.3 Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.
     Section 9.4 Jurisdiction; Service of Process. Without limiting the Parties’ agreement to arbitrate in Section 9.17, any action or proceeding seeking a temporary or preliminary injunction to enforce any provision of, or based on any right arising out of, this Agreement must be brought against any of the Parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas (Dallas Division), and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) for such limited purpose in any such action or proceeding and waives any objection to venue laid therein for such limited purpose. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.
     Section 9.5 Further Action. In connection with this Agreement and all transactions contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

     Section 9.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, as well as any Persons asserting rights or claims on behalf of any of the foregoing Persons.
     Section 9.7 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
     Section 9.8 Effect of Waiver or Consent. No waiver or consent, express or implied, by any Party to or of any breach or default by any Party in the performance by such Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Party of the same or any other obligations of such Party hereunder. Failure on the part of a Party to complain of any act of any Party or to declare any Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.
     Section 9.9 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the Parties hereto, notwithstanding that all such Parties are not signatories to the original or the same counterpart. Each Party shall become bound by this Agreement immediately upon affixing its signature hereto.
     Section 9.10 Invalidity of Provisions. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
     Section 9.11 Amendment or Restatement. This Agreement may be amended or restated only by a written instrument executed by each of the Parties; provided, however, that after the completion of the Partnership’s initial public offering of Common Units representing limited partner interests, the Partnership may not, without the prior approval of the Conflicts Committee or, if there is no such committee, the independent members of such board of directors, agree to any amendment or modification of this Agreement that the General Partner determines will adversely affect the holders of such Common Units. The Parties hereto agree that, for purposes of this Section 9.11, any material change in the nature, quantity or duration of the Services to be provided under this Agreement shall constitute a modification of this Agreement.
     Section 9.12 Withholding or Granting of Consent. Except to the extent expressly provided for otherwise in this Agreement, each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.
     Section 9.13 Directly or Indirectly. Where any provision of this Agreement refers to action to be taken by any Party, or which such Party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Party, including actions taken by or on behalf of any Affiliate of such Party.
     Section 9.14 Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable Legal Requirement.
     Section 9.15 Negation of Rights of Limited Partners, Assignees and Third Parties. Except as set forth in Article VIII, the provisions of this Agreement are enforceable solely by the Parties, and no limited partner, member, or assignee of the Partnership or other Person shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.
     Section 9.16 No Recourse Against Officers, Directors, Managers or Employees. For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer, director, manager or employee of any Party or any officer, director, manager or employee of any Affiliate of any Party.
     Section 9.17 Arbitration. Any claim, counterclaim, demand, cause of action, dispute, or any other controversy arising out of or relating in any way to this Agreement or to the subject matter of this Agreement or to any relationship created thereby (each a “Dispute”) shall be resolved by binding arbitration. A Dispute must be resolved through arbitration regardless of whether the Dispute involves claims that this Agreement is unlawful, unenforceable, void or voidable or involves claims sounding in tort, contract, statute or common law. This Section 9.17 shall be binding on and shall inure to the benefit of the Parties and their Affiliates, the Partnership Entities and the Pioneer Indemnified Parties. The validity, construction and interpretation of this agreement to arbitrate, and all other procedural aspects of the arbitration conducted pursuant hereto, shall be decided by the arbitral tribunal. Any arbitration under this Agreement shall be administered by the American Arbitration Association (“AAA”) and conducted in accordance with the Commercial Arbitration Rules (the “Rules”) of the AAA in existence at the time of the arbitration. In resolving any Dispute, the arbitral tribunal shall refer to the governing law as specified in Section 9.1 of this Agreement. Except for any exemplary, punitive, indirect, consequential, remote, speculative, treble, multiple or special damages recovered by a third party pursuant to Section 8.3, the arbitral tribunal shall not be empowered to award exemplary, punitive, indirect, consequential, remote, speculative, treble, multiple or special damages, and the Parties and their Affiliates, the Partnership Entities and the Pioneer Indemnified Parties waive any right they may have to recover such damages from one another. The arbitral tribunal shall not be empowered to decide any dispute ex aequo et bono or amiable compositeur. The seat (or legal place) and venue of the arbitration shall be in Dallas, Texas. The arbitration shall be conducted in the English language.
     The Dispute shall be decided by a panel of three neutral arbitrators. The claimant or claimants shall nominate an arbitrator at the time of service of a request for arbitration. The respondent or respondents shall nominate an arbitrator at the time of service of the response to the request for arbitration. If the claimant(s) or respondent(s) fail to appoint an arbitrator, then that arbitrator shall be appointed in accordance with the Rules. The two appointed arbitrators shall together agree upon a third arbitrator to recommend to the AAA to chair the arbitration. If the two party-appointed arbitrators are unable to agree upon an arbitrator within fifteen (15) days of the respondent’s appointment of an arbitrator, then the chairman shall be chosen according to the Rules. Notwithstanding the foregoing, if two or more respondents have interests with regard to a Dispute that are not completely common, then all arbitrators shall be appointed in accordance with the Rules and not by nomination or appointment by the Parties. Any arbitration award may be enforced by the courts sitting in Dallas, Texas or any other court of competent subject matter jurisdiction (including any jurisdiction in which a Party holds or keeps assets). Any action to challenge, vacate or set aside the award in whole or in part must be brought in the courts sitting in Dallas, Texas. The Parties and their Affiliates, the Partnership Entities and the Pioneer Indemnified Parties agree to waive any objections they may have to personal jurisdiction, venue or forum non-conveniens for any action brought to enforce the award in the courts sitting in Dallas, Texas or any other jurisdiction where a party against which enforcement of the award is sought holds or keeps assets.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the day and year first written above.

PIONEER NATURAL RESOURCES GP LLC

By:		/s/ Richard P. Dealy

	Name:	Richard P. Dealy
	Title:	Executive Vice President and
Chief Financial Officer

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

By:	Pioneer Natural Resources GP LLC, its General Partner

By:		/s/ Richard P. Dealy

	Name:	Richard P. Dealy
	Title:	Executive Vice President and
Chief Financial Officer

PIONEER SOUTHWEST ENERGY PARTNERS USA LLC

By:	Pioneer Natural Resources USA, Inc., its sole member

By:		/s/ Richard P. Dealy

	Name:	Richard P. Dealy
	Title:	Executive Vice President and
Chief Financial Officer

PIONEER NATURAL RESOURCES USA, INC.

By:		/s/ Richard P. Dealy

	Name:	Richard P. Dealy
	Title:	Executive Vice President and
Chief Financial Officer
[Signature page to Administrative Services Agreement]

Schedule I
Services Provided by Pioneer USA
to the Partnership Entities
1. Accounting
2. Audit
3. Business Development
4. Financial Services
5. Real Property
6. Legal
7. Operations/Reservoir Engineering/Geology/Geophysics
8. Investor Relations
9. Management and Corporate Development
10. Risk Management
11. Commercial and Marketing (if applicable)
12. Information Technology
13. Insurance Services
14. Government Regulations Compliance
15. Securities and Exchange Commission Reporting
16. Sarbanes-Oxley Compliance
17. Treasury
18. Tax
19. Communications
20. Human Resources
21. Administrative Services
22. Regulatory
23. Environmental
Schedule I-1